EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement on Form S-8 (Nos. 333-151680, 333-117092, 333-108114, 333-84974 and 333-34160) of LodgeNet Interactive Corporation of our report dated June 25, 2010, relating to the statement of net assets available for benefits of the LodgeNet Interactive Corporation 401(k) Plan, as of December 31, 2009 and the related statement of changes in net assets available for benefits for the year then ended, which report appears in the 2009 annual report on Form 11-K of the LodgeNet Interactive Corporation 401(k) Plan
/s/ Eide Bailly LLP
Eide Bailly LLP
Minneapolis, Minnesota
June 25, 2010

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EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-151680, 333-117092, 333-108114, 333-84974 and 333-34160) of LodgeNet Interactive Corporation of our report dated June 25, 2009 relating to the financial statement as of December 31, 2008 of LodgeNet Interactive Corporation 401(k) Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 25, 2010

16